EXHIBIT 99.1

Mr. Jonathan G. Katz
Secretary
Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549-0609

Re:	C.H. Robinson Worldwide, Inc./Statement Under Oath of Principal Executive Officer and Principal Financial Officer Regarding Facts and Circumstances Relating to Exchange Act Filings

Dear Mr. Katz:

I, John Wiehoff, Chief Executive Officer of C.H. Robinson Worldwide, Inc., state and attest that:

1.	To the best of my knowledge, based upon a review of the covered reports of C.H. Robinson Worldwide, Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

2.	I have reviewed the contents of this statement with the Company’s audit committee.

3.	In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	the Annual Report on Form 10-K for the year ended December 31, 2001 of C.H. Robinson Worldwide, Inc.;

•
all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of C.H. Robinson Worldwide, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	any amendments to any of the foregoing.

/s/ JOHN P. WIEHOFF John P. Wiehoff Date: August 13, 2002	Subscribed and sworn to before me this 13th day of August, 2002.

/s/ JANE RIEF
Notary Public

My Commission Expires: January 1, 2005